EXHIBIT 23
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KPMG LLP

P.O. Box 31002
St. Petersburg, FL 33731-8902

P.O. Box 1439
Tampa, FL 33601-1439


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Darden Restaurants, Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-93854 and 333-41350) and on Form S-8 (Nos. 333-57410,
333-91579,  333-69037, 333-105056 and 333-106278) of Darden Restaurants, Inc. of
our report dated June 17, 2003, relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 25, 2003 and May 26, 2002, and the related consolidated statements of earnings, changes in stockholders' equity and accumulated other comprehensive income, and cash flows for each of the fiscal years in the three-year period ended May 25, 2003, which report is incorporated by reference to page 26 of the Registrant's 2003 Annual Report to Stockholders filed as an exhibit to this Annual Report on Form 10-K of Darden Restaurants, Inc.

                                                              /s/KPMG LLP

Orlando, Florida
August 21, 2003